UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2020
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Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor		90025
Los Angeles,	California
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
Hudson Pacific Properties, Inc.                                     ☐
Hudson Pacific Properties, L.P.                                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Hudson Pacific Properties, Inc.                                     ☐
Hudson Pacific Properties, L.P.                                     ☐

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, of which the Company serves as the sole general partner.

Item 8.01    Other Events.

On July 30, 2020, the Company announced that funds affiliated with Blackstone Property Partners (“Blackstone”) have completed their previously announced acquisition of a 49% interest in the Company’s three Hollywood studios and five on-lot or adjacent Class A office properties (collectively, the “Hollywood Media Portfolio”) at a gross portfolio valuation of $1.65 billion. The Company retained a 51% ownership stake and, in exchange for customary property management and other fees, remains responsible for day-to-day operations, leasing and development.

The Hollywood Media Portfolio aggregates approximately 2.2 million square feet and includes Sunset Bronson, Sunset Gower and Sunset Las Palmas Studios. Collectively, these properties comprise 35 stages or 1.2 million square feet of production and support space in Hollywood and 966,000 square feet of Class A office properties on or adjacent to the lots, specifically, 6040 Sunset, ICON, CUE, EPIC and Harlow. Harlow is currently under development and is anticipated to be complete early Q-3 2020.

In conjunction with closing the transaction, the joint venture closed a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. With an initial interest rate, subject to final bond pricing, of LIBOR plus 2.15% per annum, it will bear interest only payable every month during the term of the loan with principal payable at maturity. The loan is non-recourse, except as to customary non-recourse carveout guaranties from the Company and Blackstone’s affiliate.

The Company’s combined proceeds from the sale of the 49% interest in the Hollywood Media Portfolio and its share of asset-level financing will be approximately $1.27 billion before closing credits, prorations and costs. The Company expects to use approximately $780.0 million to repay all outstanding amounts under its revolving credit facilities and Term Loans B and D, which are due second and fourth quarter 2022, respectively, with the remainder to provide for potential future investments and/or share repurchases, and general corporate purposes.

Item 7.01    Regulation FD Disclosure.

On August 3, 2020, the Company issued a press release regarding the closing of the acquisition discussed in Item 8.01 above. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1**	Press Release issued by Hudson Pacific Properties, Inc. dated August 3, 2020.
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**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2020	Hudson Pacific Properties, Inc.
		By:	/s/ Mark Lammas
Mark Lammas President

Hudson Pacific Properties, L.P.
		By:	Hudson Pacific Properties, Inc.
Its General Partner
		By:	/s/ Mark Lammas
Mark Lammas President